                                                                      EX-99.p.19

                     TYGH CAPITAL MANAGEMENT, INC. ("TCM")

                                 CODE OF ETHICS

                               SEPTEMBER 30, 2004

The  following  Code of Ethics  (the  "Code") has been  adopted by Tygh  Capital
Management  (the  "Company") and is designed to comply with Section 17(j) of the
Investment  Company  Act of  1940  (the  "1940  Act"),  Rule  204A-1  under  the
Investment  Advisers Act of 1940, and the Insider  Trading and Securities  Fraud
Enforcement  Act of 1988.  This Code is  intended  to  establish  standards  and guidelines  that  govern  both the  business  conduct  and  personal  trading of employees of the Company.

1.   Statement of General Principles and Standards of Conduct

All employees of the Company shall act with integrity,  competence,  dignity and in an ethical manner when dealing with the public, clients, prospects, and other employees.  Employees  must strive to maintain  knowledge of and comply with all applicable laws, rules and regulations of any  governmental  agency,  regulatory organization,  or  professional  association  that governs the  Company's or the employee's professional activities.  These principles are based on the fiduciary duty that employees owe to the Company's  advisory  clients,  which include both its separately managed accounts and any mutual funds advised by the Company. The
Company has adopted the Standards of Professional  Conduct that have been issued by the CFA Institute, a copy of which is attached as Appendix A. Employees shall adhere to these  standards in the conduct of their  business  activities  to the extent the standards are applicable to that particular activity.

With respect to personal  trading,  all employees of the Company owe a fiduciary duty to conduct their personal securities transactions in a manner that does not interfere  with  portfolio  transactions  or  take  unfair  advantage  of  their relationship  with the Company.  Company  personnel  must adhere to this general principle  as well as the  specific  requirements  set forth in this  Code.  All employees  should  understand,  however,  that  technical  compliance  with  the specific  requirements  of the Code does not  automatically  insulate  them from liability  or a  review  of  trades  that  show  a  pattern  of a  breach  of an individual's fiduciary duty.

Employees  should  avoid  situations  that  present  actual as well as potential conflicts  of  interest.  As a  general  principle,  it is  imperative  that the
Company's  employees also avoid any situation that might compromise or call into question their exercise of independent judgment in the interest of the Company's clients.  Areas of concern relating to independent judgment include, among other things,  unusual  investment  opportunities,  perks  and  gifts of more  than de minimus value from persons doing or seeking to do business with the Company.

Purchases  and sales of securities  shall be made only in  accordance  with this
Code and the  Company's  Policy and  Procedures  Designed  to Detect and Prevent
Insider Trading.

2.   Definitions

(a) "Access  person" means any director,  officer,  trader,  advisory  person or employee of the Company.

(b)  "Advisory  person" means (i) any officer or employee of the Company who, in connection with his or her regular functions or duties, makes,  participates in, or obtains  information  regarding  the  purchase  or sale of a security  by the
Company  or whose  functions  relate to the making of any  recommendations  with respect to such  purchases  or sales;  and (ii) any natural  person in a control relationship to the Company who obtains information  concerning  recommendations made to the Company with regard to the purchase or sale of a security.  Attached to this Code as Appendix B is the current list of employees  considered advisory persons.

(c) A security is "being  considered for purchase or sale" when a recommendation to purchase or sell a security has been made and  communicated  or, with respect to the person making the  recommendation,  when such person seriously  considers making such a recommendation.

(d) "Beneficial ownership" means any person who, directly or indirectly, through any contract,  arrangement,  understanding,  relationship  or otherwise,  has or shares  a  direct  or  indirect  pecuniary  interest  in a  security.  The  term
"pecuniary  interest" is further defined to mean "the  opportunity,  directly or indirectly,  to profit or share in any profit  derived from a transaction in the subject  securities."  Beneficial ownership includes accounts of a spouse, minor children and  relatives  resident in the home of the access  person,  as well as accounts  of  another  person if the access  person  obtains  benefits  from the
account  substantially   equivalent  to  those  of  ownership.   For  additional
information, see Appendix C.

(e) "Control"  shall have the same meaning as that set forth in Section  2(a)(9)
of the 1940 Act.

(f) "Purchase or sale of a security"  includes,  among other things, the writing of an option to purchase or sell a security.

(g) "Security"  shall have the meaning set forth in Section 2(a)(36) of the 1940
Act, except that it shall not include:

     (i) direct obligations of the Government of the United States;

     (ii) bankers' acceptances,  bank certificates of deposit,  commercial paper
     and  high  quality  short-term  debt  instruments,   including   repurchase
     agreements;

     (iii) shares issued by money market funds;

     (iv) shares  issued by open-end  funds other than a fund that is advised by the Company; and

     (v) shares issued by unit investment  trusts that are invested  exclusively in one or more  open-end  funds,  none of  which is a fund  advised  by the
     Company.

3.   PreClearance of Transactions

Prior to  effecting  any personal  transaction,  access  persons  shall have all purchases or sales of any security, including shares of a mutual fund advised by the Company,  in which they have,  or by reason of such  purchase  acquire,  any direct or indirect  beneficial  ownership,  approved in writing by the Company's
Compliance Officer. If the Compliance Officer is unavailable to approve a trade, the Chief Investment  Officer may approve the trade. If the approving officer of the  Company is not in the  Company's  office and  therefore  unable to sign the approval  form,  the  employee  requesting  the  approval  may  rely on a verbal approval and the required  approval form must be signed by the approving officer as soon as practicable. Any preclearance approval is valid for 24 hours.

NOTE:  See the  definition  of security in Section  2(g) and the  exemptions  in
Section 5 to determine  whether a  transaction  is subject to the  pre-clearance requirement.

4.   Prohibited Transactions

(a)  Prohibited  Purchases and Sales.  No access person shall  purchase or sell, directly  or  indirectly,  any  security in which he or she has, or by reason of such  transactions  acquires,  any direct or indirect  beneficial  ownership and which to his or her  knowledge at the time of such purchase or sale (i) is being considered  for  purchase or sale by the Company or (ii) is being  purchased  or sold by the  Company.  In  addition,  all access  persons  shall comply with the
Company's Policy and Procedures  Designed to Detect and Prevent Insider Trading,
which  prohibits  any person  from  purchasing  or  selling a security  while in possession of material non-public  information or communicating such information in connection with a transaction.

(b) Initial Public Offerings.  No access person shall purchase or sell, directly or indirectly, any equity security issued in an initial public offering.

(c) Private Placements.  No advisory person shall purchase any securities issued in a  private  placement  (as that  term is  generally  recognized  as an exempt transaction from registration under the federal securities laws) except pursuant to the  prior  written  approval  of the  Company's  Compliance  Officer,  which approval  shall  take into  consideration,  among  other  factors,  whether  the investment  opportunity should be reserved for the Company's advisory client and whether the opportunity is being offered to the advisory person by virtue of his or her position with the Company.  In addition,  any advisory person who owns or has been authorized to acquire  securities in a private placement is required to disclose  that  ownership  if he or she plays a material  role in the  Company's subsequent  investment  decision  regarding the same issuer of the security.  In that  circumstance,  the Company's  decision to purchase such securities must be subject to an  independent  review by members of the Company's  Investment  Team with no personal interest in the issuer.

(d) 5-Day Blackout Period.  No advisory person shall purchase or sell,  directly or  indirectly,  any  security  in  which  he or she has,  or by  reason  of the transaction  acquires,  any direct or  indirect  beneficial  ownership  within a period of five  business  days before or after a purchase or sale by an advisory client or fund over which the advisory person exercises  investment  discretion.
Any profits realized on trades within the proscribed  periods shall be disgorged to the Company for the benefit of the advisory client or fund or, alternatively, to a charitable  organization  (qualified  under Section  5Ol(c) of the Internal
Revenue Code) of the advisory person's choice.

The blackout  period  restriction  under this Section  should not operate to the detriment of any client account or fund.  Therefore,  if an advisory  person has executed a transaction in a security for his or her personal  account and within five  business  days  thereafter  wishes to purchase or sell that security for a client account or fund over which he or she exercises investment discretion, the advisory  person  shall submit a written  explanation,  at the time of the trade order for the account,  to the Compliance  Officer  describing the circumstances relating to the decision to trade the  security  for the  account.  Based on the specific  circumstances  and a  determination  that the advisory  person has not otherwise  violated  the Code of  Ethics,  including  the  Statement  of General
Principles and Standards of Conduct,  the  Compliance  Officer shall approve the trade for the client account and, depending on the facts and circumstances,  may determine  that the prior  personal  transaction  by the advisory  person not be considered  a  violation  of the  five day  black-out  period  restriction.  The
Compliance  Officer  shall  maintain a written  record of the  approval  and any determinations.

(e)  Short-Term  Trading.  For the  purpose  of  preventing  the  unfair  use of information that may be obtained by an advisory  person,  any profit realized by an advisory person from any purchase and sale, or any sale and purchase,  of any security in which he or she has, or by reason of the transaction  acquires,  any direct or indirect  beneficial  ownership (other than an exempted security under this  Code),  within  any  period  of less  than 30 days  shall  inure to and be recoverable  by  the  Company  for  the  benefit  of a  charitable  organization
(qualified  under  Section  5Ol(c) of the Internal  Revenue  Code) of his or her
choice.  This  prohibition  shall not apply unless such advisory  person was the beneficial  owner of the security or of an interest in the security  both at the time of the purchase and sale, or sale and purchase.

Exceptions  to the  short-term  trading  ban may be  approved  in advance by the
Company's  Compliance  Officer where it is determined  that no abuse is involved and the  equities of the  situation  strongly  support an  exception to the ban.
Circumstances that could provide the basis for an exception under this paragraph may include for example, among other things, an involuntary  transaction that is the result of  unforeseen  corporate  activity,  the  disclosure of a previously nonpublic,  material  corporate,  economic or political  event or activity  that could cause a reasonable person in like circumstances to sell a security even if originally  purchased  as a  long  term  investment,  or the  advisory  person's economic  circumstances  materially  change in such a manner that enforcement of the  short-term  trading  ban would cause an extreme  hardship  on the  advisory person.

(f) Exemption for Large Cap Trades.  The  prohibitions  in Section 4(d) and 4(e)
shall not apply to the  purchase  or sale by the  advisory  person of a security issued by a company with a market capitalization greater than $10 billion at the time of the  transaction.  This exception to the black-out period and short-term trading prohibitions  recognizes that transactions by the advisory person or the
Company which involve securities of companies with a high market  capitalization are not likely to materially affect the price of the security involved.

5.   Exempted Transactions

In addition to any other  exemptions in this Code and except as otherwise  noted
below, the prohibitions of Section 4 and the preclearance  required by Section 3 of this Code shall not apply to:

(a) Purchases or sales  effected in any account over which the access person has no direct or indirect  influence or control.  Access  persons  should review any third party  discretionary  accounts with the Compliance Officer to determine if that account is exempt under this provision.

(b) Purchases or sales of securities  that are not eligible for purchase or sale by the Company.

(c) Purchases or sales which are non-volitional on the part of either the access person or the Company (e.g., stock splits, automatic conversions, etc.).

(d) Purchases which are part of an automatic dividend reinvestment or investment plan.

(e) Purchases  effected upon the exercise of rights issued by an issuer pro rata to all  holders of a class of its  securities,  to the extent  such  rights were acquired from such issuer, and sales of such rights so acquired.

(f) Purchases and sales of financial  futures or option  contracts on securities indexes  traded on a national  securities  or  commodities  exchange,  including exchange-traded unit investment trusts or funds (also known as ETFs).

(g) Purchases and sales  approved by the Company's  Compliance  Officer if it is determined  after  appropriate  inquiry that the  transaction is not potentially harmful to an  advisory  client  because it would be very  unlikely  to affect a highly  institutional  market, or because it clearly is not related economically to the  securities  eligible to be purchased,  sold or held by the Company,  and that the  purchase or sale does not violate the Insider  Trading and  Securities
Fraud Enforcement Act of 1988.

6.   Prohibited Activities by Advisory Persons

(a) Gifts.  Advisory  persons are prohibited from receiving,  either directly or indirectly, anything of value in excess of a "de minimus" amount from any person or any employee of an entity that does or seeks to do business with the Company.
Employees are prohibited from the receipt of any entertainment  from any company with which the Company has current or prospective business dealings,  unless the entertainment is  business-related,  reasonable in cost,  appropriate as to time and place, and not so frequent as to raise any question of impropriety.

(b) Service as a Director.  Advisory  persons are prohibited from serving on the boards of directors of publicly traded companies,  absent a prior  authorization from the  Compliance  Officer  based on a  determination  that the board service would not be inconsistent with the interests of the Company's advisory clients.

(c) Misuse of Inside Information.  All employees must comply with the provisions of the  Company's  Policy on Insider  Trading,  which is designed to prevent and detect the misuse of material, nonpublic information.

7.   Reporting

(a) Duplicate  Confirmations.  The Trading Department or Compliance Officer will obtain  duplicate  brokerage  confirmations  for all  purchases  and  sales of a security by access persons and shall compile summaries of all trades entered and all transactions completed. Such reports shall include the name of the security, date of transaction,  quantity,  price and the  broker-dealer  through which the transaction  was effected.  The  obligation to provide  duplicate  confirmations applies to all brokerage transactions even if the transaction is exempt from the prohibitions under this Code.

(b) Disclosure of All Personal Holdings. Each access person shall provide a list of all security holdings (a "holdings report")  beneficially owned by the access person (1) within 10 days of  commencement  of  employment  and (2) on an annual basis  thereafter by January 30. The holdings report shall contain (i) the title and type of security,  the exchange ticker symbol or CUSIP number, the number of shares  held,  and the  principle  amount of each  security  in which the access person has any direct or  indirect  beneficial  ownership,  (ii) the name of any broker,  dealer or bank with which the  access  person  maintains  an account in which any  securities are held, and (iii) the date the access person submits the report.  Each holdings  report must be current as of a date no more than 45 days prior to the date the report was submitted.

(c) Quarterly  Transaction  Report. Each access person shall provide a completed quarterly  transaction  report  no  later  than  30 days  after  the end of each calendar  quarter.  The report must describe each security  transaction  for the prior  quarter  and set forth  the name of the  security,  date of  transaction, quantity,  price  and  the  broker-dealer  through  which  the  transaction  was effected. The report does not require the access person to duplicate information contained in  confirmations  received by the Company under paragraph 7(a) of the
Code.

8.   Reporting Violations; Certification of Compliance

(a) Access persons must report any violations of the Code  (committed  either by the  reporting  employee or any other  employee of the Company)  promptly to the
Compliance   Officer.   The  reporting  of  a  violation  shall  be  treated  as
confidential by the Company and its Compliance Officer.

(b) Access  persons  shall  certify upon  inception of  employment  and annually thereafter  that  they (i) have  read and  understood  the Code and are  subject thereto,  (ii) have  complied with the  requirements  of the Code and (iii) have disclosed or reported all personal  securities  transactions  as required by the
Code.  The Company shall  provide all employees  with a copy of the Code and any amendments.

9.   Sanctions

Upon discovering a violation of this Code, the Company may impose such sanctions as it deems appropriate,  including,  among other things, a letter of censure or suspension or termination of the employment of the violator.

On an annual basis, the Compliance Officer shall prepare a written report to the management of the Company that (1)  summarizes  existing  procedures  concerning personal  investing and any changes in the Code or other  procedures  during the past year,  (2)  identifies  any  violations of the Code  requiring  significant remedial action during the past year, and (3) identifies any recommended changes in existing  restrictions and procedures based on the Company's experience under the Code,  evolving  industry  practices,  or developments in applicable laws or regulations.

                                   APPENDIX A

                                  Statement of
                      The Standards of Professional Conduct

Standard I: Fundamental Responsibilities. Members shall:

A.   Maintain  knowledge  of and  comply  with all  applicable  laws,  rules and regulations  (including AIMR's Code of Ethics and Standards of Professional
     Conduct) of any government,  governmental agency,  regulatory organization, licensing  agency,  or  professional  association  governing  the  members'
     professional activities.

B.   Not knowingly  participate or assist in any violation of such laws,  rules, or regulations.

Standard II: Relationships with and Responsibilities to the Profession

A.   Use of Professional Designation.

     1.   AIMR members may reference  their  membership  only in a dignified and judicious  manner.  The use of the reference may be  accompanied by an accurate  explanation of the requirements that have been met to obtain membership in these organizations.

     2.   Those who have earned the right to use the Chartered Financial Analyst designation may use the marks "Chartered  Financial  Analyst" or "CFA"
          and are  encouraged  to do so,  but only in a proper,  dignified,  and judicious manner.  The use of the designation may be accompanied by an accurate  explanation of the requirements that have been met to obtain the right to use the designation.

     3.   Candidates  in the CFA  Program,  as defined in the AIMR  Bylaws,  may reference their  participation  in the CFA Program,  but the reference must  clearly  state  that an  individual  is a  candidate  in the CFA
          Program and cannot imply that the  candidate  has achieved any type of partial designation.

B.   Professional Misconduct.

     1.   Members  shall  not  engage  in  any  professional  conduct  involving dishonesty, fraud, deceit, or misrepresentation or commit any act that reflects adversely on their honesty, trustworthiness,  or professional competence.

     2.   Members and  candidates  shall not engage in any conduct or commit any act that  compromises  the  integrity  of the CFA  designation  or the integrity or validity of the examinations  leading to the award of the right to use the CFA designation.

C.   Prohibition  against  Plagiarism.   Members  shall  not  copy  or  use,  in
     substantially  the same form as the original,  material prepared by another without acknowledging and identifying the name of the author, publisher, or source of such material.  Members may use, without acknowledgment,  factual information  published by recognized  financial and  statistical  reporting services or similar sources.

Standard III: Relationships with and Responsibilities to the Employer

A.   Obligation to Inform Employer of Code and Standards. Members shall:

     1.   Inform their  employer in writing,  through  their direct  supervisor, that they are  obligated to comply with the Code and Standards and are subject to disciplinary sanctions for violations thereof.

     2.   Deliver  a copy of the Code and  Standards  to their  employer  if the employer does not have a copy.

B.   Duty to Employer. Members shall not undertake any independent practice that could result in  compensation  or other benefit in  competition  with their employer  unless they obtain  written  consent from both their employer and the persons or entities for whom they undertake independent practice.

C.   Disclosure of Conflicts to Employer. Members shall:

     1.   Disclose to their employer all matters, including beneficial ownership of securities or other investments,  that reasonably could be expected to  interfere  with  their duty to their  employer  or ability to make unbiased and objective recommendations.

     2.   Comply with any  prohibitions on activities  imposed by their employer if a conflict of interest exists.

D.   Disclosure of Additional Compensation Arrangements.  Members shall disclose to their  employer in writing all monetary  compensation  or other benefits that they receive for their  services that are in addition to  compensation or benefits conferred by a member's employer.

E.   Responsibilities of Supervisors.  Members with supervisory  responsibility, authority, or the ability to influence the conduct of others shall exercise reasonable supervision over those subject to their supervision or authority to prevent any violation of applicable statutes, regulations, or provisions of the Code and  Standards.  In so doing,  members are  entitled to rely on reasonable procedures designed to detect and prevent such violations.

Standard IV: Relationships with and Responsibilities to Clients and Prospects

A.   Investment Process.

A.1  Reasonable Basis and Representations. Members shall:

     a.   Exercise    diligence   and   thoroughness   in   making    investment
          recommendations or in taking investment actions.

     b.   Have  a  reasonable  and  adequate  basis,  supported  by  appropriate research and investigation, for such recommendations or actions.

     c.   Make   reasonable   and   diligent   efforts  to  avoid  any  material
          misrepresentation in any research report or investment recommendation.

     d.   Maintain  appropriate  records to support the  reasonableness  of such recommendations or actions.

A.2  Research Reports. Members shall:

     a.   Use  reasonable  judgment  regarding  the  inclusion  or  exclusion of relevant factors in research reports.

     b.   Distinguish between facts and opinions in research reports.

     c.   Indicate the basic  characteristics  of the  investment  involved when preparing  for  public  distribution  a  research  report  that is not directly related to a specific portfolio or client.

A3.  Independence  and  Objectivity.  Members  shall  use  reasonable  care  and judgment to achieve and maintain  independence  and  objectivity  in making investment recommendations or taking investment action.

B.   Interactions with Clients and Prospects.

B.1  Fiduciary  Duties.  In  relationships  with  clients,   members  shall  use
     particular care in determining  applicable  fiduciary duty and shall comply with such duty as to those  persons and interests to whom the duty is owed.
     Members must act for the benefit of their clients and place their  client's interests before their own.

B.2  Portfolio Investment Recommendations and Actions. Members shall:

     a.   Make  a  reasonable  inquiry  into  a  client's  financial  situation, investment  experience,  and investment objectives prior to making any investment  recommendations  and  shall  update  this  information  as necessary,  but no less frequently than annually, to allow the members
          to  adjust  their  investment   recommendations   to  reflect  changed
          circumstances.

     b.   Consider   the   appropriateness   and   suitability   of   investment
          recommendations   or  actions  for  each   portfolio  or  client.   In
          determining  appropriateness  and suitability,  members shall consider applicable relevant factors,  including the needs and circumstances of the portfolio or client,  the basic  characteristics of the investment involved,  and  the  basic  characteristics  of the  total  portfolio.
          Members  shall  not  make  a  recommendation  unless  they  reasonably
          determine  that  the   recommendation  is  suitable  to  the  client's
          financial situation, investment experience, and investment objectives.

     c.   Distinguish   between  facts  and  opinions  in  the  presentation  of
          investment recommendations.

     d.   Disclose  to  clients  and  prospects  the basic  format  and  general principles  of  the  investment  processes  by  which  securities  are selected and portfolios are constructed and shall promptly disclose to clients and  prospects  any changes  that might  significantly  affect those processes.

B.3  Fair Dealing.  Members shall deal fairly and  objectively  with all clients and prospects when disseminating investment recommendations,  disseminating material changes in prior investment recommendations, and taking investment action.

B.4  Priority of Transactions. Transactions for clients and employers shall have priority over  transactions  in securities or other  investments of which a member is the beneficial  owner so that such personal  transactions  do not operate  adversely to their  clients' or employer's  interests.  If members make a recommendation regarding the purchase or sale of a security or other investment, they shall give their clients and employer adequate opportunity to act on the  recommendation  before  acting  on  their  own  behalf.  For purposes of the Code and Standards, a member is a "beneficial owner" if the member has

     a.   a direct or indirect pecuniary interest in the securities;

     b.   the power to vote or direct the voting of the shares of the securities or investments;

     c.   the power to dispose  or direct the  disposition  of the  security  or investment.

B.5  Preservation of Confidentiality. Members shall preserve the confidentiality of information communicated by clients,  prospects, or employers concerning
     matters  within  the  scope  of  the  client-member,   prospect-member,  or
     employer-member   relationship  unless  the  member  receives   information
     concerning  illegal  activities  on the part of the  client,  prospect,  or employer.

B.6  Prohibition   against   Misrepresentation.   Members  shall  not  make  any
     statements, orally or in writing, that misrepresent

     a.   the services that they or their firms are capable of performing;

     b.   the power to vote or direct the voting of the shares of the securities or investments;

     c.   the power to dispose  or direct the  disposition  of the  security  or investment.

          Members shall not make or imply, orally or in writing,  any assurances or guarantees  regarding any investment except to communicate accurate information  regarding the terms of the investment  instrument and the issuer's obligations under the instrument.

B.7  Disclosure of Conflicts to Clients and Prospects. Members shall disclose to their clients and prospects all matters,  including beneficial ownership of securities  or other  investments,  that  reasonably  could be  expected to impair the member's ability to make unbiased and objective recommendations.

B.8  Disclosure  of  Referral  Fees.  Members  shall  disclose  to  clients  and prospects any  consideration or benefit received by the member or delivered to others for the recommendation of any services to the client or prospect.

Standard V. Relationships with and Responsibilities to the Investing Public

A.   Prohibition  against Use of  Material  Nonpublic  Information.  Members who
     possess material nonpublic  information  related to the value of a security shall not trade or cause  others to trade in that  security if such trading would breach a duty or if the information was misappropriated or relates to a tender  offer.  If members  receive  material  nonpublic  information  in confidence,  they shall not breach  that  confidence  by trading or causing others to trade in securities to which such  information  relates.  Members shall make reasonable  efforts to achieve public  dissemination of material nonpublic information disclosed in breach of a duty.

B.   Performance Presentation

     1.   Members  shall not make any  statements,  orally or in  writing,  that misrepresent the investment  performance that they or their firms have accomplished or can reasonably be expected to achieve.

     2.   If members  communicate  individual  or firm  performance  information directly or  indirectly  to clients or  prospective  clients,  or in a manner  intended  to be received  by clients or  prospective  clients, members  shall  make  every  reasonable  effort  to  assure  that such performance information is a fair, accurate, and complete presentation of such performance.

                                   APPENDIX B

Thomas R. Abernethy
Amaya M. Bilbao Cromwell
Mickey S. Brivic
Michael C. Coyne
Jeff B. Curtis
Maria Hatziyiannis
Scott W. Haugan
Bret Hokkanen
Richard J. Johnson
Julie R. McAdams
Dayton E. Rodegerdts

                                   APPENDIX C

                        Examples of Beneficial Ownership

For purposes of the Code, you will be deemed to have a beneficial  interest in a security if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security. Examples of beneficial ownership under this definition include:

     o    securities you own, no matter how they are  registered,  and including securities  held for you by others (for  example,  by a  custodian  or broker, or by a relative,  executor or administrator) or that you have pledged to another (as security for a loan, for example);

     o    securities  held by a trust of  which  you are a  beneficiary  (except that, if your interest is a remainder  interest and you do not have or participate  in investment  control of trust  assets,  you will not be deemed to have a beneficial interest in securities held by the trust);

     o    securities  held by you as trustee or co-trustee,  where either you or any  member  of your  immediate  family  (i.e.,  spouse,  children  or
          descendants,   stepchildren,   parents   and  their   ancestors,   and
          stepparents,   in  each  case  treating  a  legal  adoption  as  blood
          relationship)  has a  beneficial  interest  (using these rules) in the trust;

     o    securities  held by a trust of which you are the settlor,  if you have the power to revoke the trust without obtaining the consent of all the beneficiaries and have or participate in investment control;

     o    securities held by any partnership in which you are a general partner, to the extent of your interest in partnership capital or profits;

     o    securities held by a personal holding company  controlled by you alone or jointly with others;

     o    securities held by (i) your spouse,  unless legally separated,  or you and your spouse jointly,  or (ii) your minor children or any immediate family  member of you or your spouse  (including  an adult  relative), directly  or through a trust,  who is sharing  your home,  even if the securities  were  not  received  from  you and  the  income  from  the securities is not actually used for the maintenance of your household;
          or

     o    securities  you have the right to acquire  (for  example,  through the exercise of a derivative security), even if the right is not presently exercisable,  or  securities  as to which,  through  any other type of arrangement,  you obtain benefits substantially equivalent to those of ownership.

You will  not be  deemed  to have  beneficial  ownership  of  securities  in the following situations:

     o    securities  held by a limited  partnership  in which you do not have a controlling  interest and do not have or share investment control over the partnership's portfolio; and

     o    securities  held by a foundation of which you are a trustee and donor, provided that the  beneficiaries  are  exclusively  charitable and you have no right to revoke the gift.

These examples are not exclusive. There are other circumstances in which you may be deemed to have a  beneficial  interest in a  security.  Any  questions  about whether you have a beneficial  interest  should be directed to Chief  Compliance
Officer.